Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS

SECOND QUARTER 2014 RESULTS

FFO of $0.12 per Share in Q2

Same-Store NOI Growth of 4.2 Percent on a Cash Basis and 5.5 Percent on a GAAP Basis

Consolidated Operating Occupancy Increased to 92.9 Percent in Q2

Rent Growth of 9.3 Percent on a GAAP Basis and 3.9 Percent on a Cash Basis

Since March 31, Acquired 1.2 Million Square Feet for $87.3 Million;

Sold 1.6 Million Square Feet for $89.9 Million

Stabilized 926,000 Square Feet of Development Projects;

Commenced Construction on 2.0 Million Square Feet

Company Raised FFO Guidance

DENVER, July 31, 2014 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending June 30, 2014.

“DCT Industrial had another strong quarter with operating performance, capital deployment, asset sales, development starts and leasing all exceeding expectations,” said Phil Hawkins, Chief Executive Officer of DCT Industrial. “Our focus remains on deploying capital into assets and developments in our core markets where we can achieve above-average growth and value creation. We continue to fund that deployment with proceeds from the sale of stabilized assets and equity, as we further strengthen our portfolio and balance sheet.”

Funds from operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q2 2014 totaled $41.6 million, or $0.12 per diluted share, compared with $33.6 million, or $0.11 per diluted share, for Q2 2013. These results exclude $0.6 million and $0.8 million of acquisition costs for the quarters ending June 30, 2014 and 2013, respectively.

Net income attributable to common stockholders for Q2 2014 was $6.8 million, or $0.02 per diluted share, compared to $10.8 million, or $0.04 per diluted share, reported for Q2 2013.

Property Results and Leasing Activity

As of June 30, 2014, DCT Industrial owned 409 consolidated operating properties, totaling 65.1 million square feet, with occupancy of 92.9 percent, an increase of 10 basis points over Q1 2014 and an increase of 100 basis points over Q2 2013. This increase was despite the move-out of the defaulted tenant in Indianapolis which decreased operating occupancy by 80 basis points. Also, approximately 549,000 square feet, or 0.8 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied at June 30, 2014.

In Q2 2014, the Company signed leases totaling 3.9 million square feet with rental rates increasing 9.3 percent on a GAAP basis and 3.9 percent on a cash basis, compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 10.7 percent on a GAAP basis and 2.6 percent on a cash basis. The Company’s tenant retention rate was 81.1 percent in Q2 2014.

Net operating income (“NOI”) was $60.2 million in Q2 2014, compared with $48.8 million in Q2 2013. In Q2 2014 same-store NOI, excluding revenue from lease terminations, increased 5.5 percent on a GAAP basis and 4.2 percent on a cash basis, when compared to Q2 2013. Same-store occupancy averaged 93.3 percent in Q2 2014, an increase of 120 basis points over Q2 2013. Same-store occupancy as of June 30, 2014 was 93.0 percent.

Investment Activity

Acquisitions

Since March 31, 2014, DCT Industrial acquired eight buildings for $87.3 million. Totaling 1.2 million square feet, these buildings were 76.1 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 4.1 percent and anticipates a weighted-average cash yield of 6.3 percent on the acquired assets.

The table below summarizes acquisitions since March 31, 2014:

Market	Submarket	Square Feet	Occupancy	Closed	Anticipated Yield*
Phoenix, AZ	Tempe/Airport	110,000	100.0%	Apr-14	6.9%
Chicago, IL	I-55 Corridor	472,000	77.3%	May-14	6.0%
Seattle, WA (3 buildings)	Fife/Tacoma	235,000	97.6%	May-14	6.1%
Houston, TX	Northwest	222,000	100.0%	June-14	5.8%
Houston, TX (2 buildings)	Northwest	178,000	0.0%	July-14	7.0%

Total/Weighted Average		1,217,000	76.1%		6.3%

*	Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

Development/Redevelopment

Since March 31, 2014 DCT Industrial stabilized three projects totaling 926,000 square feet for a total projected investment of $56.5 million, and started 11 buildings totaling 2.0 million square feet with a projected investment of $114.9 million. In addition, the Company purchased 27.2 acres of land – 6.2 acres in the Northwest submarket of Dallas for the development of DCT Frankford Trade Center, an 82,000 square foot building; and 21.0 acres in the Tacoma/Fife submarket of Seattle for the development of DCT Fife Distribution Center, a two building, 352,000 square foot project.

Also within its development portfolio, the Company executed several leases. In June, DCT Industrial executed a 190,000 square foot pre-lease for DCT Northwest Crossroads Logistics Centre I in the Northwest submarket of Houston, bringing the building to 53 percent leased. In July, DCT Industrial executed a 203,000 square foot lease for DCT 55, which will stabilize the 604,000 square foot building located in the I-55 submarket of Chicago, and also signed a 105,000 square foot lease for DCT Sumner South Distribution Center, bringing the 188,000 square foot building located in the South Kent Valley submarket of Seattle, to 56 percent leased.

Development Projects Stabilized since March 31, 2014:

•	DCT Airtex Industrial Center I, a 267,000 square foot building located in the Northwest submarket of Houston.

•	DCT Auburn 44, a 49,000 square foot build-to-suit located in the South Kent Valley submarket of Seattle.

•	Slover Logistics Center II, a 100 percent leased, 610,000 square foot building located in the Inland Empire West submarket of Southern California. The tenant took occupancy upon completion.

Development Projects Started since March 31, 2014:

•	DCT Northwest Crossroads Logistics Centre I, a 362,000 square foot building located in the Northwest submarket of Houston. The project is slated for completion in Q4 2014.

•	DCT Airport Distribution Center North Building C, a 97,000 square foot building located in the Southeast submarket of Orlando. The building is slated for completion in Q4 2014.

•	DCT Freeport North, a 100,000 square foot building located in the Northwest submarket of Dallas. The building is slated for completion in Q4 2014.

•	DCT Fife 45 North and South, a 143,000 square foot, two building project in the Tacoma/Fife submarket of Seattle. The project is slated for completion in Q4 2014.

•

8th & Vineyard buildings C, D, and E, located in the Inland Empire West submarket of Southern California. Buildings C and E are build-to-suits totaling 95,000 square feet, while building D is a 61,000 square foot speculative development. All three buildings are slated for completion in Q1 2015.

•	DCT Frankford Trade Center, an 82,000 square foot building located in Dallas. The building is slated for completion in Q1 2015.

•	DCT River West, a 733,000 square foot building located in the I-20/West submarket of Atlanta. The building is slated for completion in Q1 2015.

•	DCT Northwest Crossroads Logistics Centre II, a 320,000 square foot building located in the Northwest submarket of Houston. The building is slated for completion in Q1 2015.

Dispositions

Since March 31, 2014 the Company sold 14 buildings totaling 1.6 million square feet. These transactions generated total gross proceeds of $89.9 million and have an expected year-one weighted average cash yield of 7.6 percent.

The table below summarizes the dispositions since March 31, 2014:

Market	Submarket	Square Feet	Occupancy	Closed
Atlanta, GA	Fulton	216,000	100.0%	Apr-14
Chicago, IL	Southwest	87,000	100.0%	Apr-14
Chicago, IL	Elgin North Kane County	112,000	100.0%	Apr-14
Chicago, IL	Northern DuPage County	222,000	100.0%	May-14
Southern California	Inland Empire West	99,000	N/A [1]	June-14
Atlanta, GA	Northeast	20,000	59.4%	June-14
New Jersey	Essex County/Fairfield	107,000	100.0%	July-14
Baltimore / DC (3 buildings)	Hartford County	347,000	100.0%	July-14
New Jersey (2 buildings)	Newcastle County	275,000	97.1%	July-14
New Jersey (2 buildings)	Delaware County	160,000	96.9%	July-14
Total/Weighted Average		1,645,000	98.6%

[1]	Development project, 8th & Vineyard B

Capital Markets

Since March 31, 2014, DCT Industrial raised $42.1 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 5.4 million shares at an average price of $7.89 per share. The proceeds were used for acquisitions, development activities and for general corporate purposes.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on October 15, 2014 to stockholders of record as October 3, 2014.

Guidance

The Company raised and narrowed 2014 FFO guidance, as adjusted, to $0.46 to $0.48, up from $0.45 to $0.48, per diluted share. Additionally, net income attributable to common stockholders and unitholders is expected to be between $0.02 and $0.04 per diluted share.

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q2 2014 results on Friday, August 1, 2014 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday, August 15, 2014 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10048728. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until August 1, 2015.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. As of June 30, 2014, the Company owned interests in approximately 74.0 million square feet of properties leased to approximately 900 customers, including 8.6 million square feet operated on behalf of four institutional capital management partners. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

Click here to subscribe to Mobile Alerts for DCT Industrial.

CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Land	$905,871	$883,804
Buildings and improvements	2,712,597	2,615,879
Intangible lease assets	85,699	82,758
Construction in progress	86,831	88,610

Total investment in properties	3,790,998	3,671,051
Less accumulated depreciation and amortization	(699,087)	(654,097)

Net investment in properties	3,091,911	3,016,954
Investments in and advances to unconsolidated joint ventures	100,301	124,923

Net investment in real estate	3,192,212	3,141,877
Cash and cash equivalents	20,335	32,226
Restricted cash	9,850	12,621
Deferred loan costs, net	9,144	10,251
Straight-line rent and other receivables, net of allowance for doubtful accounts of $672 and $2,178, respectively	53,043	46,247
Other assets, net	13,667	14,545
Assets held for sale	43,725	8,196

Total assets	$3,341,976	$3,265,963

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$61,623	$63,281
Distributions payable	24,648	23,792
Tenant prepaids and security deposits	24,007	28,542
Other liabilities	10,877	10,122
Intangible lease liabilities, net	20,731	20,389
Line of credit	73,000	39,000
Senior unsecured notes	1,122,512	1,122,407
Mortgage notes	284,728	290,960
Liabilities related to assets held for sale	5,137	278

Total liabilities	1,627,263	1,598,771

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 332,774,216 and 320,265,949 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	3,328	3,203
Additional paid-in capital	2,604,412	2,512,024
Distributions in excess of earnings	(980,153)	(941,019)
Accumulated other comprehensive loss	(29,078)	(30,402)

Total stockholders’ equity	1,598,509	1,543,806
Noncontrolling interests	116,204	123,386

Total equity	1,714,713	1,667,192

Total liabilities and equity	$3,341,976	$3,265,963

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
REVENUES:
Rental revenues	$83,302	$69,324	$165,921	$136,633
Institutional capital management and other fees	308	707	1,072	1,520

Total revenues	83,610	70,031	166,993	138,153

OPERATING EXPENSES:
Rental expenses	9,433	8,945	21,835	17,294
Real estate taxes	13,711	11,607	26,908	22,186
Real estate related depreciation and amortization	37,270	31,594	73,703	61,790
General and administrative	7,498	7,362	14,332	13,703
Impairment losses	376	—	4,735	—
Casualty and involuntary conversion (gain) loss	(340)	58	(340)	(2)

Total operating expenses	67,948	59,566	141,173	114,971

Operating income	15,662	10,465	25,820	23,182
OTHER INCOME (EXPENSE):
Development profit, net of taxes	1,288	—	2,016	268
Equity in earnings of unconsolidated joint ventures, net	697	571	4,310	962
Gain on acquisitions and dispositions of real estate interests	—	—	2,045	—
Interest expense	(16,182)	(15,327)	(32,238)	(32,187)
Interest and other income (expense)	(23)	63	5	227
Income tax Benefit (expense) and other taxes	241	(323)	184	(432)

Income (loss) from continuing operations	1,683	(4,551)	2,142	(7,980)
Income from discontinued operations	5,215	16,218	5,224	21,283

Income before gain on sale of real estate	6,898	11,667	7,366	13,303
Gain on sale of real estate	372	—	372	—

Consolidated net income of DCT Industrial Trust Inc.	7,270	11,667	7,738	13,303
Net income attributable to noncontrolling interests	(469)	(858)	(620)	(1,215)

Net income attributable to common stockholders	6,801	10,809	7,118	12,088

Distributed and undistributed earnings allocated to participating securities	(170)	(174)	(336)	(346)

Adjusted net income attributable to common stockholders	$6,631	$10,635	$6,782	$11,742

EARNINGS PER COMMON SHARE - BASIC
Income (loss) from continuing operations	$0.01	$(0.02)	$0.01	$(0.03)
Income from discontinued operations	0.01	0.06	0.01	0.07

Net income attributable to common stockholders	$0.02	$0.04	$0.02	$0.04

EARNINGS PER COMMON SHARE - DILUTED
Income (loss) from continuing operations	$0.01	$(0.02)	$0.01	$(0.03)
Income from discontinued operations	0.01	0.06	0.01	0.07

Net income attributable to common stockholders	$0.02	$0.04	$0.02	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	329,119	290,977	326,543	286,047
Diluted	330,252	290,977	327,635	286,047

Distributions declared per common share	$0.07	$0.07	$0.14	$0.14

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$6,801	$10,809	$7,118	$12,088
Adjustments:
Real estate related depreciation and amortization	37,270	34,171	73,703	66,861
Equity in earnings of unconsolidated joint ventures, net	(697)	(571)	(4,310)	(962)
Equity in FFO of unconsolidated joint ventures	2,546	2,442	5,262	4,795
Impairment losses on depreciable real estate	376	—	4,867	—
Gain on acquisitions and dispositions of real estate interests	(5,489)	(14,662)	(7,534)	(17,539)
Gain on dispositions of non-depreciable real estate	—	31	98	31
Noncontrolling interest in the above adjustments	(1,876)	(1,516)	(4,040)	(3,839)
FFO attributable to unitholders	2,056	2,065	4,050	4,282

FFO attributable to common stockholders and unitholders(1)	40,987	32,769	79,214	65,717

Adjustments:
Acquisition costs	609	828	1,334	1,205

FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$41,596	$33,597	$80,548	$66,922

FFO per common share and unit — basic and diluted	$0.12	$0.10	$0.23	$0.21

FFO, as adjusted, per common share and unit — basic and diluted	$0.12	$0.11	$0.23	$0.22

FFO weighted average common shares and units outstanding:
Common shares for earnings per share—basic	329,119	290,977	326,543	286,047
Participating securities	2,486	2,555	2,357	2,404
Units	17,358	19,646	17,590	19,963

FFO weighted average common shares, participating securities and units outstanding-basic	348,963	313,178	346,490	308,414
Dilutive common stock equivalents	1,133	901	1,092	855

FFO weighted average common shares, participating securities and units outstanding-diluted	350,096	314,079	347,582	309,269

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year 2014
	Low	High
Guidance:
Earnings per common share—diluted	$0.02	$0.04
Real estate related depreciation and amortization(1)	0.44	0.44
Impairment and acquisition costs	0.02	0.02
Gains on sale of depreciated property	(0.02)	(0.02)

FFO, as adjusted, per common share and unit-diluted(2)	$0.46	$0.48

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2)	The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and six months ended

June 30, 2014 and 2013 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income attributable to common stockholders(1)	$6,801	$10,809	$7,118	$12,088
Interest expense	16,182	15,327	32,238	32,187
Proportionate share of interest expense from unconsolidated joint ventures	361	414	678	859
Real estate related depreciation and amortization	37,270	34,171	73,703	66,861
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,345	1,473	2,811	2,962
Income tax (benefit) expense and other taxes	(241)	323	(152)	432
Stock-based compensation	1,457	1,283	2,761	2,356
Noncontrolling interests	469	858	620	1,215
Non-FFO gains on acquisitions and dispositions of real estate interests	(5,489)	(14,631)	(7,436)	(17,508)

Adjusted EBITDA	$58,155	$50,027	$112,341	$101,452

CALCULATION OF FIXED CHARGES
Interest expense	$16,182	$15,327	$32,238	$32,187
Capitalized interest	2,011	1,907	3,959	3,951
Amortization of loan costs and debt premium/discount	(143)	(54)	(256)	(100)
Other noncash interest expense	(1,027)	(1,000)	(2,051)	(2,000)
Proportionate share of interest expense from unconsolidated joint ventures	361	414	678	859

Total fixed charges	$17,384	$16,594	$34,568	$34,897

Fixed charge coverage	3.3	3.0	3.2	2.9

(1)	Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported income (loss) from continuing operations to our net operating income for the three and six months ended June 30, 2014 and 2013 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of income (loss) from continuing operations to NOI:
Income (loss) from continuing operations	$1,683	$(4,551)	$2,142	$(7,980)
Income tax (benefit) expense and other taxes	(241)	323	(184)	432
Interest and other (income) expense	23	(63)	(5)	(227)
Interest expense	16,182	15,327	32,238	32,187
Equity in earnings of unconsolidated joint ventures, net	(697)	(571)	(4,310)	(962)
General and administrative	7,498	7,362	14,332	13,703
Real estate related depreciation and amortization	37,270	31,594	73,703	61,790
Impairment losses	376	—	4,735	—
Development profit, net of taxes	(1,288)	—	(2,016)	(268)
Gain on acquisitions and dispositions of real estate interests	—	—	(2,045)	—
Casualty and involuntary conversion (gain) loss	(340)	58	(340)	(2)
Institutional capital management and other fees	(308)	(707)	(1,072)	(1,520)

Total GAAP net operating income	60,158	48,772	117,178	97,153
Less net operating income—non-same store properties	(10,153)	(1,332)	(20,131)	(2,823)

Same store GAAP net operating income	50,005	47,440	97,047	94,330
Less revenue from lease terminations	—	(196)	(925)	(311)
Add early termination straight-line rent adjustment	103	234	366	253

Same store GAAP net operating income, excluding revenue from lease terminations	50,108	47,478	96,488	94,272
Less straight-line rents, net of related bad debt expense	(1,745)	(995)	(2,569)	(1,984)
Less amortization of above/(below) market rents	(344)	(387)	(695)	(786)

Same store cash net operating income, excluding revenue from lease terminations	$48,019	$46,096	$93,224	$91,502

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the strength of the United States economic recovery and global economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.